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                           [METRO GOLDEN MAYER LOGO]

                                                                   EXHIBIT 10.18


                                                October 30, 1998


Donald Robert Brada, Jr.
c/o Metro-Goldwyn-Mayer Studios Inc.
2500 Broadway Street
Santa Monica, CA  90404

Dear Mr. Brada:

     Kindly refer to the Employment Agreement dated March 3, 1995 (the "Original Agreement") as amended as of June 1, 1998 (the "June Amendment") between you ("Employee") and Metro-Goldwyn-Mayer Inc., now known as Metro-Goldwyn-Mayer Studios Inc., ("MGM") collectively called the "Employment Agreement."

     MGM and Employee mutually agree to amend the Employment Agreement effective as of August 21, 1998 as follows:

     1. Employee's title shall be changed to Executive Vice President and General Counsel. Employee's duties shall be commensurate with his title as assigned by the Chairman of the Board or the Vice Chairman and shall include overseeing the legal affairs of MGM and its subsidiaries with the exception of (i) entertainment legal affairs,
          (ii) non-corporate litigation in respect of (A) the development, production, and distribution of individual motion pictures (i.e. intellectual property issues, breach of contract claims, audit and accounting claims), and (B) financing/production/distribution arrangements negotiated principally by the business affairs division, and (iii) employment and labor matters including litigation arising therefrom. Employee shall report directly to the Vice Chairman (currently Bob Pisano) or to a comparable executive in the event of a corporate reorganization.

     2. Provided Employee shall fully perform all of his obligations under the Employment Agreement, as amended hereby, MGM shall pay Employee a salary in lieu of the salary set forth in Paragraph 3 of the June Amendment as follows:
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          (a)   at the rate of Four Hundred Twenty-five Thousand Dollars
                ($425,000) per annum during the period commencing August 21, 1998 and ending August 20, 1999.

          (b) at such rate as may be determined pursuant to a review on or about August 21, 1999 for the period commencing August 21, 1999 and ending August 20, 2000, but in no event less than the salary then received.

          (c) at such rate as may be determined pursuant to a review on or about August 21, 2000 for the period commencing August 21, 2000 and ending May 31, 2001, but in no event less than the salary then received.

          Such salary shall be payable in installments in accordance with MGM's standard payment practices.

     3. Employee's car allowance set forth in paragraph 6 of the Original Agreement shall be increased to $1,100 per month in accordance with MGM's current policy for comparable executives.

     4. Paragraph 4 of the June Amendment is hereby amended and restated to read as follows:

          "4    (a) Subject to subparagraph (c) below, in the event of a
                    Designated Change of Control or a Major Corporate Event, Employee shall be entitled to receive a cash bonus equal to the amount that would have been payable to Employee had he been a participant in the Senior Management Bonus Plan who had been granted as of October 10, 1996 an aggregate of 40,584 bonus interests pursuant to the Bonus Interest Agreement.

                (b) The date on which the amount of such bonus shall be
                    determined (the "Bonus Determination Date") shall be (i) in the case of a Designated Change of Control at a price per share of Metro-Goldwyn-Mayer Inc. common stock (the "Trading Price") of greater than $14.90 per share, the date of such Designated Change of Control; (ii) in the case of a Designated Change of Control at a Trading Price of $14.90 or less per share or in the case of a Major Corporate Event, the next Determination Date (as such term is defined in the Bonus Interest Agreement) which results in participants in the Senior Management Bonus Plan as a group receiving payments thereunder. Such bonus shall be payable in each such case on the same date the corresponding payments are made pursuant to the Bonus Interest Agreement.

               (c) It is understood and agreed that such bonus shall be payable only if Employee is either rendering services to MGM at the time of the

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                    announcement of such Designated Change of Control or Major
                    Corporate Event or, if not rendering services to the Company at such time, shall have been terminated without Cause or resigned for Good Reason within six (6) months prior thereto and that Employee shall be entitled to the benefits of any relevant amendments or modifications to the Senior Management Bonus Plan or benefits thereunder (including modification of the threshold price for bonus payment) made during the time that Employee is rendering services hereunder."

     5. Paragraph 5 of the June Amendment is hereby amended and restated to read as follows:

          "5    (a) Metro-Goldwyn-Mayer Inc. (the "Company")  presently
                    maintains the Stock Incentive Plan pursuant to which Employee has heretofore been granted an aggregate of 26,000 Employee Stock Options (the "Existing Options"). Upon the execution hereof, management agrees to recommend to the Compensation Committee of the Board of Directors of the Company (the "Committee") that all the Existing Options be converted to Executive Stock Options (Series A) and that Employee be granted an additional 61,292 Executive Stock Options (the "Additional Options"), allocated equally between Series A and Series B.

                (b) Subject to the fulfillment of certain conditions (the
                    "Conditions") as set forth in the Executive Option Exchange Agreement, the form of which is attached hereto as Exhibit "A" (the Exchange Agreement"), the Existing Options and the Additional Options (collectively, the "Old Options") will be canceled in exchange for the Company granting Employee an aggregate of 87,292 new options (the "New Options") under the Plan (allocated between Series A and Series B as provided in subparagraph 5(a) above) and on the terms and conditions specified in the Executive Stock Option Agreement and/or the Exchange Agreement, which terms and conditions shall provide, among other things, that (i) Employee shall be given credit for prior vesting in respect to the 26,000 New Options granted in exchange for the Existing Options;
                    (ii) the exercise price of all the New Options shall be $14.90 per share; and (iii) none of the New Options shall be deemed to be "incentive stock options" within the meaning of
                    Section 422 of the Internal Revenue Code of 1986, as amended.

                (c) If the Conditions are not satisfied, the cancellation of the
                    Old Options and grant of the New Options shall be null and void, and the Old Options (allocated between Series A and Series B as provided in subparagraph 5(a) above) shall be subject to all the terms and conditions of the Executive Stock Option Agreement in the form

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                    previously approved by the Committee, subject to the
                    following: (a) the respective exercise prices of the Existing Options shall be as provided in the Employee Stock Option Agreements previously executed by Employee, (b) Employee shall be given credit for prior vesting in respect to the Existing Options, and (c) all of the Additional Options shall have an exercise price of $24.00 per share."


     6. As used herein, certain terms shall have the meanings ascribed to them below:

          "Designated Change of Control" has the meaning set forth in Schedule 1 to the Metro-Goldwyn-Mayer Inc. Stock Option Agreement Pursuant to the Amended and Restated 1996 Stock Incentive Plan.

          "Major Corporate Event" means any merger, acquisition, consolidation, joint venture or similar arrangement (not constituting a Designated Change of Control) involving Metro-Goldwyn-Mayer Inc. or any of its subsidiaries and having an equity or similar value in excess of $500 million or any other event designated as such by the Chairman or Vice Chairman of MGM.

          "Senior Management Bonus Plan" means the Metro-Goldwyn-Mayer Inc. and Metro-Goldwyn-Mayer Studios Inc. Senior Management Bonus Plan as adopted by the Board of Directors of such companies on November 7, 1997 and approved by the stockholders of Metro-Goldwyn-Mayer Inc. on May 12, 1998.

          "Bonus Interest Agreement" means the form of Metro-Goldwyn-Mayer Inc. and Metro-Goldwyn-Mayer Studios Inc. Bonus Interest Agreement Pursuant to the Senior Management Bonus Plan.

          "Stock Incentive Plan" means the Amended and Restated 1996 Stock Incentive Plan adopted by the Board of Directors and stockholders of Metro-Goldwyn-Mayer Inc. on November 7, 1997.

          "Executive Stock Options" means stock options granted pursuant to the Executive Stock Option Agreement.

          "Executive Stock Option Agreement" means the form of Metro-Goldwyn-Mayer Inc. Stock Option Agreement Pursuant to the Amended and Restated 1996 Stock Incentive Plan.

          "Employee Stock Options" means stock options granted pursuant to the Employee Stock Option Agreement.

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          "Employee Stock Option Agreement" means the form of Metro-Goldwyn-
          Mayer Inc. Employee Non-Qualified Stock Option Agreement Pursuant to the Amended and Restated 1996 Stock Incentive Plan.

          "Series A" and "Series B" shall have the meanings set forth in the Executive Stock Option Agreement.

          "Cause" and "Good Reason" have the respective meanings set forth in Schedule A to the Employee Stock Option Agreement.

     7. In the event MGM terminates the Employment Agreement, as amended hereby, and Employee's employment thereunder other than for Cause, or if Employee terminates this agreement for Good Reason, MGM shall continue to pay the salary as provided in Paragraph 2 hereof for the remainder of the Term. Employee shall not be required to mitigate damages nor shall any income received by Employee from sources other than MGM reduce MGM's obligation with respect to such termination.

     8. Except as herein specifically provided, the Employment Agreement shall not be amended in any respect whatsoever and shall continue in full force and effect.

     If the foregoing is in accordance with your understanding and agreement, please so indicate by signing in the place for your signature below.


                              Very truly yours,

                              METRO-GOLDWYN-MAYER STUDIOS INC.


                                  /s/ William A. Jones
                              By: _________________________________
                                  Senior Executive Vice President

AGREED:

/s/ Donald Robert Brada Jr.
____________________________
DONALD ROBERT BRADA, JR.

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